EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 250 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), and the Portfolios listed on the attached Appendix A, appearing in the Annual Reports on Form N-CSR of the Trust for the year ended October 31, 2014, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 10, 2015

Appendix A

Report Date

Funds

December 18, 2014	Eaton Vance Tax-Managed Value Fund
December 18, 2014	Eaton Vance Tax-Managed Global Small-Cap Fund (Formerly Eaton Vance Tax-Managed Small-Cap Value Fund)
December 18, 2014	Eaton Vance Tax-Managed Small-Cap Fund
December 19, 2014	Eaton Vance Tax-Managed Global Dividend Income Fund
December 22, 2014	Eaton Vance Tax-Managed Multi-Cap Growth Fund
December 23, 2014	Eaton Vance Tax-Managed Equity Asset Allocation Fund

Portfolio whose financial statements are included in one or more of the above Funds annual reports for the year ending October 31, 2014:

Report Date

Portfolio

December 18, 2014	Tax-Managed Value Portfolio
December 18, 2014	Tax-Managed Global Small-Cap Portfolio (Formerly Tax-Managed Small-Cap Value Portfolio)
December 18, 2014	Tax-Managed Small-Cap Portfolio
December 22, 2014	Tax-Managed Multi-Cap Growth Portfolio